Exhibit 10.3

STOCK REPURCHASE AGREEMENT

STOCK REPURCHASE AGREEMENT dated as of November 30, 2022 (the “Agreement”), by and among Mr. Naihui Miao (the “Seller”), and Gulf Resources, Inc. a Nevada corporation (the “Buyer” or “Company”).

WHEREAS, as of the date hereof, the Seller is the record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 80,000 shares of common stock, par value $0.0005 per share (the “Shares”) of the Company;

WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to repurchase from the Seller, the Shares, upon the terms and conditions set forth herein (the “Repurchase Transaction”); and

WHEREAS, after due consideration, the board of directors and the audit committee of the board of directors of the Buyer have approved the Repurchase Transaction and related transactions that may be required in connection with the Repurchase Transaction.

NOW THEREFORE, in consideration of the mutual covenants of the parties set forth in this agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1 - DEFINITIONS

When used herein, the terms set forth below have the meanings indicated or referenced below. In this agreement, use of the singular or the plural includes both the singular and the plural unless the context clearly indicates that only the singular or only the plural is intended.

“Agreement” has the meaning set forth in the recital above.

“Business Day” means neither a Saturday, a Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

“Closing Date” has the meaning set forth in Section 2.2.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority, or any arbitrator, court or tribunal of competent jurisdiction.

“Lien” means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designated to secure the repayment of indebtedness, or other adverse claim or restriction whether arising by agreement or under any statute or law, or otherwise.

“Person” means an individual, a corporation, a partnership (including, a limited partnership), a limited liability company, a joint venture, an association, a joint stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization or any other entity.

“Purchase Price” shall have the meaning set forth in Section 2.2 hereof.

“Repurchase Transaction” shall have the meaning set forth in the recital above.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Tax” means any federal, state, local or foreign income, gross receipts, branch profits, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, escheat, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum or estimated tax or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person by Law, by contract or otherwise.

“Tax Return” means any return, report, information return or other such statement or document (including, without limitation, any schedule or attachment thereto any amendment thereof) filed or required to be filed with any federal, state, local or non-U.S. taxing authority in connection with the determination, assessment, collection, administration or imposition of any Tax.

ARTICLE 2 - PURCHASE AND SALE

Section 2.1 Purchase and Sale of Shares. On the terms and subject to the conditions of this Agreement, and in reliance upon the representations and warranties contained herein, the Seller shall (i) sell, convey, transfer and deliver the Shares to the Buyer, and (ii) the Buyer shall purchase the Shares from the Seller.

Section 2.2 Closing. The closing of the Repurchase Transaction shall take place at 10:00 a.m. New York time, on December 15, 2022 or a date to be specified by the Buyer, which shall be no later than the second (2nd) business day after satisfaction or waiver of the conditions set forth in Section 2.4 and Section 2.5 hereof (such date, the “Closing Date”). On the Closing Date, the Seller shall deliver or cause to be delivered to the Buyer all of the Seller’s right, title and interest in and to the Shares by an appropriate method reasonably agreed to by the Buyer and the Seller, together, in each case, with all documentation reasonably necessary to transfer to the Buyer right, title and interest in and to the Shares. On the Closing Date, the Buyer shall pay to the Seller the Purchase Price in cash by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by the Seller to the Buyer.

Section 2.3 Purchase Price. The purchase price to be paid by the Buyer to the Seller for the purchase of the Shares shall be $3.5931 per Share, for an aggregate purchase price of $287,448 (the “Purchase Price”).

Section 2.4 Conditions Precedent to Closing by the Buyer. The obligation of the Buyer to consummate the transactions contemplated herein is subject to the satisfaction of the following conditions precedent by the Seller:

(a)               The representations and warranties of the Seller contained herein shall be true and correct as of the date hereof, and as of the Closing Date; and

(b)               The Seller shall have delivered instructions and other required documentation to the Company’s transfer agent to transfer the Shares to Buyer.

Section 2.5 Conditions Precedent to Closing by the Seller. The obligation by the Seller to consummate the transactions contemplated herein is subject to the satisfaction of the following conditions precedent by the Buyer:

(a)       The representations and warranties of the Buyer shall be true and correct as of the Closing Date.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Buyer as follows:

Section 3.1 Authority of the Seller. The Seller has full power and authority to enter into this Agreement and to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and constitutes a valid and legally binding obligation of the Seller enforceable against the Seller in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

Section 3.2 No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Seller, nor the consummation by the Seller of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any foreign, state or local jurisdiction thereof applicable to the Seller, (ii) violate any statute, law, ordinance, rule or regulation of any foreign, state or local jurisdiction, or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Seller or any of the Seller’s properties or assets, the violation of which would have a material adverse effect upon the Seller, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Seller is a party or by which the Seller or any of the Seller’s properties or assets may be bound which would have a material adverse effect upon the Seller.

Section 3.3 Ownership of the Shares (a) The Seller is the record and beneficial owner of the Shares. The Seller has good and valid title to the Shares and, upon the transfer of the Shares in accordance with this Agreement, the Buyer will receive good and valid title to the portion of the Shares being transferred by the Seller to the Buyer, free and clear of Liens other than restrictions on transfer imposed by the laws of any foreign, state or local jurisdiction, applicable to Seller.

(b)       There are no options, warrants, rights, calls, commitments, conversion rights, rights of exchange or other agreements of any character, contingent or otherwise, providing for the purchase or sale of any of the Shares by any Person other than the Buyer pursuant hereto, nor any arrangements that require or permit any of the Shares to be voted by or at the discretion of anyone other than the respective Seller.

Section 3.4 Restricted Shares. The Shares are being sold by the Seller in a private transaction exempt from registration under the Securities Act.

Section 3.5 Sophistication of Seller. Seller acknowledges and agrees that, except as set forth in this Agreement, the Buyer is not making any express or implied warranties in connection with the Repurchase Transaction. Seller has such knowledge and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of making its investment decision regarding the Repurchase Transaction and of making an informed investment decision. Seller and/or Seller’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Buyer concerning the Shares and the Buyer and all such questions have been answered to the Seller’s full satisfaction. Seller is not relying on the Buyer with respect to the Tax and other economic considerations of the Repurchase Transaction, and Seller has relied on the advice of, or has consulted with, Seller’s own advisors.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Seller as follows:

Section 4.1 Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to enter into this Agreement and to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and legally binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

Section 4.2 No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law any foreign, state or local jurisdiction applicable to the Buyer, (ii) violate any statute, law, ordinance, rule or regulation of any foreign, state or local jurisdiction, or any judgment, order, writ, decree or injunction applicable to the Buyer or any of his properties or assets, the violation of which would have a material adverse effect upon the Buyer, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time or both would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Buyer is a party or by which the Buyer or any of his respective properties or assets may be bound which would have a material adverse effect upon the Buyer.

Section 4.3 Sufficient Funds; Solvency. The Buyer has as of the date hereof and will have as of the Closing Date access to fully committed funds sufficient to consummate the transactions contemplated by this Agreement. The Buyer presently has, and immediately following the consummation of and after giving effect to, the Repurchase Transaction, will be able to pay its known and reasonably anticipated debts as they become due in the usual course of business, or has or will have total assets which are greater than the sum of its total liabilities.

ARTICLE 5 - MISCELLANEOUS

Section 5.1 Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally, or (b) if sent by telex or facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the party to whom it is directed at the following addresses (or at such other address for any party as shall be specified by notice given in accordance with the provisions hereof, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective three (3) days after mailing, notices sent by telex shall be effective when answered back, notices sent by facsimile shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the earlier of the second Business Day after timely delivery to the courier or the day of actual delivery by the courier:

(a)	If to the Seller Naihui Miao Level 11, Vegetable Building, The Industrial Park of East of Shouguang City, Shandong Province, China Telephone Number: +86 (536) 567 0008 Fax Number:

(b)	If to the Buyer:

Attention： Min Li

Gulf Resources, Inc.

Level 11, Vegetable Building,
The Industrial Park of East of Shouguang City,

Shandong Province,

China

Telephone Number: +86 (536) 567 0008

Fax Number:

Section 5.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors in interest and permitted assigns.

Section 5.3 Entire Agreement. This Agreement constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written. No amendment or modification of the terms of this agreement shall be binding or effective unless expressed in writing and signed by each party.

Section 5.4 No Waiver. The waiver by any party of the breach of any of the terms and conditions of, or any right under, this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

Section 5.5 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of New York, without regard to its principles of conflicts of law.

Section 5.6 Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE THEIR RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT.

Section 5.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Section 5.8 Construction. The article and section headings contained in this agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 5.9 Further Assurances. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement.

Section 5.10 Certain Transaction-Related Taxes. All transfer, documentary, sales, use, stamp, recording fees, registration and similar Taxes and fees (including, without limitation, any penalties and interest) attributable to Seller’s sale of the Shares to the Company pursuant to this Agreement shall be paid by the Seller when due, and Seller shall, at their expense, file all necessary Tax Returns and other documentation required under applicable Law with respect to all such transfer, documentary, sales, use, stamp, recording fees, registration and similar taxes and fees. The Company shall be entitled to deduct and withhold from the Purchase Price all Taxes that the Company may be required to deduct and withhold under any provision of applicable Tax Law; provided that the parties shall cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such deduction or withholding. To the extent such amounts are so deducted or withheld, and remitted to the applicable Governmental Authority in accordance with applicable Tax Law, all such withheld amounts shall be treated as delivered to Seller hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLER:

/s/ Naihui Miao
Naihui Miao

BUYER:

Gulf Resources, Inc.

By: /s/ Min Li
Name: Min Li
Title: Chief Financial Officer